                                                                    EXHIBIT 11.1

                                         MASTER GRAPHICS, INC
                      COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE (1)(2)
                           (dollars in thousands, except per share amounts)

                                     YEAR      SIX MONTHS        NINE MONTHS    NINE MONTHS
                                    ENDED        ENDED             ENDED           ENDED
                                  JUNE 30,    DECEMBER 31,      SEPTEMBER 30,  SEPTEMBER 30,
                                    1997         1997              1997            1998
                                ----------    ------------      -------------  -------------
BASIC:
------

Net earnings (loss) before
 extraordinary loss             $   (1,273)   $   (3,819)        $   (1,132)  $    3,063
Less preferred stock
 dividend requirement                    -             -                  -          (56)
Less accretion of
 preferred stock discount                -             -                  -          (58)
                                ----------    ----------         ----------   ----------
Net earnings (loss) before
 extraordinary loss
   available for common
    shareholders                    (1,273)       (3,819)            (1,132)       2,949
Extraordinary loss, net                  -             -                  -       (2,098)
                                ----------    ----------         ----------   ----------
Net earnings (loss)
 available for common
   shareholders                     (1,273)       (3,819)            (1,132)         851
                                ==========    ==========         ==========   ==========

Basic - average shares
 outstanding                     4,000,000     4,000,000          4,000,000    5,540,413
                                ==========    ==========         ==========   ==========

Basic earnings per share:
   Net earnings (loss)
    before extraordinary
    loss                        $    (0.32)   $    (0.95)        $    (0.28)  $     0.53
                                ==========    ==========         ==========   ==========

   Extraordinary loss, net      $        -    $        -         $        -   $    (0.38)
                                ==========    ==========         ==========   ==========

   Net earnings (loss)
    available for common
    shareholders                $    (0.32)   $    (0.95)        $    (0.28)  $     0.15
                                ==========    ==========         ==========   ==========

DILUTED:
--------

Net earnings (loss)
 available to common
   shareholders                 $   (1,273)   $   (3,819)        $   (1,132)  $    2,949
Plus preferred stock
 dividend requirement
   and discount accretion                -             -                  -          114
Plus deferred compensation
 provision                               -             -                  -           31
                                ----------    ----------         ----------   ----------
Net earnings (loss) before
 extraordinary loss
   available for common
    shareholders                    (1,273)       (3,819)            (1,132)       3,094
Extraordinary loss, net                  -             -                  -       (2,098)
                                ----------    ----------         ----------   ----------
Net earnings (loss)
 available for common
   shareholders                     (1,273)       (3,819)            (1,132)         996
                                ==========    ==========         ==========   ==========

Basic - average shares
 outstanding                     4,000,000     4,000,000          4,000,000    5,540,413
Assumed conversion of
 preferred stock                         -             -                  -      177,776
Assumed exercise of
 warrants                                -       355,552             93,772      278,749
Assumed exercise of the
 stock option clause in the
   deferred compensation
    agreements                           -             -                  -      100,000
                                ----------    ----------         ----------   ----------
Diluted - average shares
 outstanding                     4,000,000     4,355,552          4,093,772    6,096,938
                                ==========    ==========         ==========   ==========

Diluted earnings per share (3)
   Net earnings (loss)
    before extraordinary
    loss                        $    (0.32)   $    (0.88)        $    (0.28)  $     0.51
                                ==========    ==========         ==========   ==========

   Extraordinary loss, net      $        -    $        -         $        -   $    (0.34)
                                ==========    ==========         ==========   ==========

   Net earnings (loss)
    available for common
    shareholders                $    (0.32)   $    (0.88)        $    (0.28)  $     0.16
                                ==========    ==========         ==========   ==========


                                                          PRO FORMA
                                -------------------------------------------------------------
                                               LATEST TWELVE   NINE MONTHS     THREE MONTHS
                                YEAR ENDED      MONTHS ENDED       ENDED           ENDED
                                DECEMBER 31,    SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                    1997           1998            1998             1998
                               --------------   --------------  --------------  --------------
BASIC:
------

Net earnings (loss) before
 extraordinary loss             $   (4,137)    $     (304)      $      779        $      634
Less preferred stock
 dividend requirement                 (114)          (114)             (86)              (28)
Less accretion of
 preferred stock discount             (116)          (116)             (87)              (29)
                                ----------     ----------       ----------        ----------
Net earnings (loss) before
 extraordinary loss
   available for common
    shareholders                    (4,367)          (534)             606               577
                                ==========     ==========       ==========        ==========
Extraordinary loss, net
Net earnings (loss)
 available for common
   shareholders

Basic - average shares
 outstanding                     7,879,997      7,879,997        7,879,997         7,879,997
                                ==========     ==========       ==========        ==========

Basic earnings per share:
   Net earnings (loss)
    before extraordinary
    loss                        $    (0.55)    $    (0.07)      $     0.08        $     0.07
                                ==========     ==========       ==========        ==========

   Extraordinary loss, net

   Net earnings (loss)
    available for common
   shareholders

DILUTED:
--------

Net earnings (loss)
 available to common
   shareholders                 $   (4,367)    $     (534)      $      606        $      577
Plus preferred stock
 dividend requirement
   and discount accretion              230            230              173                57
Plus deferred compensation
 provision                               -             31               31                10
                                ----------     ----------       ----------        ----------
Net earnings (loss) before
 extraordinary loss
   available for common
    shareholders                    (4,137)          (273)             810               644
                                ==========     ==========       ==========        ==========
Extraordinary loss, net
Net earnings (loss)
 available for common
   shareholders

Basic - average shares
 outstanding                     7,879,997      7,879,997        7,879,997         7,879,997
Assumed conversion of
 preferred stock                   177,776        177,776          177,776           177,776
Assumed exercise of
 warrants                          220,000        220,000          220,000           220,000
Assumed exercise of the
 stock option clause in the
   deferred compensation
    agreements                     100,000        100,000          100,000           100,000
                                ----------     ----------       ----------        ----------
Diluted - average shares
 outstanding                     8,377,773      8,377,773        8,377,773         8,377,773
                                ==========     ==========       ==========        ==========

Diluted earnings per share (3)
   Net earnings (loss)
    before extraordinary
    loss                        $    (0.49)    $    (0.03)      $     0.10        $     0.08
                                ==========     ==========       ==========        ==========

   Extraordinary loss, net

   Net earnings (loss)
    available for common
   shareholders

--------------
Notes:
(1) Computation of net earnings (loss) per common share for the fiscal years 1993 through 1996 is not shown as the Company's capital structure during those periods consisted solely of 4,000,000 shares of common stock and there were no potential equity instruments issued.
(2) Shares for all periods presented are adjusted to reflect a 40,000 to 1 stock split which occurred on May 14, 1998.
(3)  Diluted earnings (loss) per share is set forth herein in accordance with
     Item 601 of Regulation S-K. The resulting historical diluted earnings
     (loss) per share for the six months ended December 31, 1997 were anti-dilutive and, therefore, are not disclosed in the statement of operations. Historical earnings per share for the nine months ended September 30, 1998 were anti-dilutive due to the preferred stock conversion, and, therefore, that conversion was not assumed in the unaudited condensed consolidated statements of operations. Earnings per share on a pro forma basis for the year ended December 31, 1997 were anti-dilutive due to the preferred stock conversion, the warrant exercise, and the stock option clause in the deferred compensation agreement, and, therefore, have not been assumed in the unaudited pro forma condensed consolidated statement of operations. Earnings per share on a pro forma basis for the twelve, nine, and three months ended September 30, 1998 were anti-dilutive due to the preferred stock conversions and the stock option clause in the deferred compensation agreement, and, therefore have not been assumed in the unaudited pro forma condensed consolidated statement of operations.